UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2011

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On September 15, 2011, Integrated Device Technology, Inc. (“IDT” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2011 (the “Proxy Statement”).

Proposal 1.	The election of the seven nominees listed below to serve until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
John Schofield	119,630,664	2,453,623	14,249,894
Lew Eggebrecht	120,535,190	1,549,097	14,249,894
Umesh Padval	119,759,760	2,324,527	14,249,894
Gordon Parnell	121,340,091	744,196	14,249,894
Donald Schrock	121,338,484	745,803	14,249,894
Ron Smith, Ph.D.	120,571,557	1,512,730	14,249,894
Theodore L. Tewksbury III, Ph.D.	121,233,405	850,882	14,249,894

Proposal 2.	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Commission (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
119,863,400	1,483,277	737,610	14,249,849

Proposal 3.	The approval, on a non-binding, advisory basis, of whether a Say-on-Pay vote should occur every one (1) year, every two (2) years or every three (3) years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
108,497,457	105,963	12,816,710	664,157	14,249,894

Proposal 4.	The ratification of the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 1, 2012.

For	Against	Abstain
135,798,429	495,509	40,243

(d) In accordance with the recommendation of the Company’s Board of Directors, the stockholders recommended an advisory vote on the compensation of the Company’s named executive officers to occur every year. Based on these results, the Company has decided to hold an advisory vote on executive compensation every year, until the next required vote on the frequency of the stockholder vote on the compensation of named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2011	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ RICHARD D. CROWLEY, JR
Richard D. Crowley, Jr.
Vice President, Chief Financial Officer
(duly authorized officer)